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                                                                    EXHIBIT 23.4


                      [OSSANDON, URIBE & HUBNER LETTERHEAD]


                              CHILE
                              Santiago, May 15, 1997.

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
U.S.A.


                          RE: Fremont Gold Corporation

Dear Sirs,

     This firm is counsel for Fremont Gold Corporation, a Delaware corporation (the "Company") and has provided certain advice to the Company regarding the laws of Chile. We acknowledge that we are referred to under the heading "Legal Matters" of the Prospectus which is part of the Company's Amendment No. 1 to Registration Statement on Form SB-2 (Reg. No. 333-21665), registering 7,200,000 shares of Common Stock and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this consent as
Exhibit 23 to the Registration Statement and with state regulatory agencies in such states as may require such filing in connection with the registration of the shares of Common Stock.




                                             Sincerely,

                                             /s/ Robert Ossandon

                                             Robert Ossandon